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                                                                     EXHIBIT 8

                                     Law Offices
                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                      12th Floor
                                734 15th Street, N.W.
                               Washington, D.C.  20005
                               Telephone (202) 347-0300

                                    March 25, 1998


Board of Directors
Community Bank Shares of Indiana, Inc.
202 East Spring Street
New Albany, Indiana  47150

Board of Directors
NCF Financial Corporation
106 A West John Rowan Boulevard
Bardstown, Kentucky

Ladies and Gentlemen:

     We have acted as special counsel to Community Bank Shares of Indiana, Inc., an Indiana company ("Community"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed acquisition of NCF Financial Corporation, a Delaware company ("NCF") by Community. This opinion is delivered in accordance with the requirements of
Item 601(b) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy Statement/Prospectus included therein, representation letters from Community and NCF, and such other documents as we have deemed necessary or appropriate.

     We hereby confirm that the disclosure in the Proxy Statement/Prospectus under the captions "SUMMARY -- Certain Federal Income Tax Consequences" and "THE MERGER -- Certain Federal Income Tax Consequences" are fair and accurate summaries of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.


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Community Bank Shares of Indiana, Inc.
NCF Financial Corporation
March 25, 1998
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "THE MERGER -- Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,


                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                       By:  /s/ Kenneth B. Tabach
                                            ---------------------------------
                                            Kenneth B. Tabach, a Partner